Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated December 31, 2024, with respect to the combined financial statements of LYC Healthcare (Cayman) Ltd, as of and for the years ended March 31, 2024 and 2023 in this Registration Statement on Form F-1 and the related Prospectus of LYC Healthcare (Cayman) Ltd filed with the Securities and Exchange Commission.

/s/ Enrome LLP

Singapore

May 29, 2025

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